EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the use in Form 10-K of Industrial Holdings, Inc. of our report dated February 12, 1998, on the financial statements of UNITED WELLHEAD SERVICES, Inc.

KARLINS ARNOLD & CORBITT, P.C.
(successors to Karlins Fuller Arnold & Klodosky, P.C.)

The Woodlands, Texas
June 12, 2000

                                      EX-8